SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

January 25, 2012
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated January 26, 2012

Item 2.02.	Results of Operations and Financial Condition.

On January 26, 2012, Ball Corporation (the “Company”) issued a press release announcing its fourth quarter and full year earnings for 2011, which results are set forth in the press release dated January 26, 2012, and attached hereto as Exhibit 99.1.

Earnings information regarding the fourth quarter and full year 2011, as well as information regarding the use of non-GAAP financial measures, are set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 25, 2012, the Board of Directors of the Company amended the Bylaws to add a Majority Vote–Director Resignation provision.  Exhibit 3(ii) attached hereto provides the text of the new provision.

Item 8.01.	Other Events.

On January 25, 2012, the Company’s Board of Directors authorized the repurchase by the Company of up to a total of 30 million shares of its common stock and authorized a nearly 43 percent increase in the Company’s quarterly cash dividend to 10 cents per share. This repurchase authorization replaces all previous authorizations. The repurchase authorization and dividend increase are described in the press release dated January 25, 2012, and attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The following are furnished as exhibits to this report:

Exhibit No.	Description

Exhibit 3(ii)	Amendment to Ball Corporation Bylaws dated January 25, 2012

Exhibit 99.1	Ball Corporation Press Release dated January 26, 2012

Exhibit 99.2	Ball Corporation Press Release dated January 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date:           January 26, 2012

Ball Corporation
Form 8-K
January 26, 2012

EXHIBIT INDEX

Description	Exhibit No.

Amendment to Ball Corporation Bylaws dated January 25, 2012	3(ii)

Ball Corporation Press Release dated January 26, 2012	99.1

Ball Corporation Press Release dated January 25, 2012	99.2